    As filed with the Securities and Exchange Commission on August 16, 2001.

                                                      Registration No.
                                                                       ---------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                               QUESTAR CORPORATION
             (Exact name of registrant as specified in its charter)

            Utah                                        87-0407509
(State of incorporation)                    (I.R.S. Employer Identification No.)

                           180 East First South Street
                                 P.O. Box 45433
                         Salt Lake City, Utah 84145-0433
                                 (801) 324-5000
                    (Address of principal executive offices)

                      ------------------------------------


               QUESTAR CORPORATION LONG-TERM STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                               Connie C. Holbrook
              Senior Vice President, General Counsel and Secretary
                           180 East First South Street
                                 P.O. Box 45433
                         Salt Lake City, Utah 84145-0433
                                 (801) 324-5202
           (Name, address, and telephone number of Agent for service.)

    Approximate date of proposed commencement of sales pursuant to the Plan:
                           Upon exercise of an option

                                    CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                   Proposed          Proposed
                                                    maximum           maximum
       Title of                Amount              offering          aggregate           Amount of
     securities to              to be                price           offering          registration
     be registered           registered            per share           price                fee
--------------------------------------------------------------------------------------------------------
        Questar          9,148,405 shares(1)                       $210,413,315(2)         $52,603.33
      Corporation
     Common Stock


         This Registration Statement is being filed in accordance with General Instruction E to Form S-8 to register additional shares of Common Stock reserved for issuance under the Plan. The contents of the Form S-8 Registration Statements (Nos. 33-40800, 33-40801, and 333-04951) relating to the Plan and the Stock Option Plan for Directors are incorporated by reference in this Registration Statement.




---------------------
     (1)This Registration Statement shall also include any additional shares of Common Stock and attached Common Stock Purchase Rights ("Rights") as may become issuable under the Long- Term Stock Incentive Plan ("Plan") as a result of applicable anti-dilution provisions of the Plan.

     (2)This amount has been inserted solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price has been calculated by multiplying the total number of shares available under the Plan by $23.00, the average of the high and low prices reported for sales of the Company's Common Stock on August 13, 2001.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employee or non-employee directors as specified in Rule 428 (b)(1). These documents (and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement (as incorporated by reference to other Registration Statements) taken together constitute the prospectus for purpose of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.           EXHIBITS.
                  --------

         The following documents are filed as part of this Registration Statement in accordance with General Instruction E to Form S-8:

   Exhibit
   Number               Description of Exhibit
   ------               ----------------------
     4.1      Restated Articles of Incorporation, as amended effective May 19,
              1998.  (Exhibit No. 3.1. to Form 10-Q Report for Quarter ended
              June 30, 1998.)

     4.2      Bylaws, as amended effective August 11, 1998.  (Exhibit No. 3.2.
              to Form 10-Q Report for Quarter ended June 30, 1998).

     4.3      Rights Agreement dated as of February 13, 1996, between the
              Company and Chemical Mellon Shareholder Services L.L.C.
              pertaining to the Company's Shareholder Rights Plan.  (Exhibit No.
              4. to Current Report on Form 8-K dated February 13, 1996.)

     5        Opinion of Connie C. Holbrook, Senior Vice President, General
              Counsel and Secretary.

    10.1 Questar Corporation Long-term Stock Incentive Plan, as amended and restated effective March 1, 2001. (Exhibit No. 10.4. to Form 10-K
              Report for 2000.)

    23.1 Consent of Connie C. Holbrook (contained in and incorporated by reference to Exhibit 5).

    23.2      Consent of Ernst & Young LLP.

    24 Appointment of Power of Attorney (contained in and incorporated herein by reference to pages II-2 - II-4 of Registration
              Statement).

                                   SIGNATURES

THE REGISTRANT:
--------------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the under signed, thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 15th day of August, 2001.

                                          QUESTAR CORPORATION
                                          (Registrant)


                                          By   /s/R. D. Cash
                                              ----------------------------------
                                               R. D. Cash
                                               Chairman of the Board and
                                                Chief Executive Officer


                                POWER OF ATTORNEY


               Each of the undersigned constitutes and appoints R. D. Cash and
S. E. Parks, and each of them, his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, in him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits, with the Securities and Exchange Commission, hereby ratifying and confirming and our signatures as they may be signed by the attorneys in fact appointed herein to the documents described above.

               Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature             Title                             Date
         ---------             -----                             ----
/s/R. D. Cash                  Chairman of the Board             August 15, 2001
---------------------------    and Chief Executive Officer
R. D. Cash                     (Principal Executive Officer)

/s/S. E. Parks                 Senior Vice President,            August 15, 2001
---------------------------    Treasurer and Chief
S. E. Parks                    Financial Officer
                               (Principal Financial and
                               Accounting Officer)

/s/Teresa Beck                 Director                          August 15, 2001
---------------------------
Teresa Beck

/s/P. J. Early                 Director                          August 15, 2001
---------------------------
P. J. Early



/s/James A. Harmon             Director                          August 15, 2001
---------------------------
James A. Harmon

/s/W. Whitley Hawkins          Director                          August 15, 2001
---------------------------
W. Whitley Hawkins

/s/R. E. Kadlec                Director                          August 15, 2001
---------------------------
R. E. Kadlec



/s/Dixie L. Leavitt            Director                          August 15, 2001
---------------------------
Dixie L. Leavitt

/s/Gary G. Michael             Director                          August 15, 2001
---------------------------
Gary G. Michael

/s/Gary L. Nordloh             Director                          August 15, 2001
---------------------------
Gary L. Nordloh

/s/Scott S. Paker              Director                          August 15, 2001
---------------------------
Scott S. Parker

/s/Keith O. Rattie             Director                          August 15,2001
---------------------------
Keith O. Rattie

/s/D. N. Rose                  Director                          August 15, 2001
---------------------------
D. N. Rose



/s/Harris H. Simmons           Director                          August 15, 2001
---------------------------
Harris H. Simmons


THE PLAN:

         Pursuant to the requirements of the Securities Act of 1933, the Questar Corporation Employee Benefits Committee, as the administrator of the Questar Corporation Employee Stock Purchase Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, int he City of Salt Lake, State of Utah, on the 15th day of August, 2001

                                        QUESTAR CORPORATION LONG-TERM
                                        STOCK INCENTIVE PLAN
                                        (Plan)


                                        By  /s/P. J. Early
                                            ------------------------------------
                                            P. J. Early
                                            Chairman, Management Performance
                                            Committee, Questar Corporation Board
                                            of Directors

                                  Exhibit List

         Exhibit
         Number                 Description of Exhibit
         ------                 ----------------------
         4.1      Restated Articles of Incorporation, as amended effective May
                  19, 1998. (Exhibit No. 3.1. to Form 10-Q Report for Quarter
                  ended June 30, 1998.)

         4.2      Bylaws, as amended effective August 11, 1998. (Exhibit No.
                  3.2. to Form 10-Q Report for Quarter ended June 30, 1998).

         4.3      Rights Agreement dated as of February 13, 1996, between the
                  Company and Chemical Mellon Shareholder Services L.L.C.
                  pertaining to the Company's Shareholder Rights Plan. (Exhibit
                  No. 4. to Current Report on Form 8-K dated February 13, 1996.)

         5        Opinion of Connie C. Holbrook, Senior Vice President, General
                  Counsel and Secretary.

         10.1 Questar Corporation Long-term Stock Incentive Plan, as amended and restated effective March 1, 2001. (Exhibit No. 10.4. to
                  Form 10-K Report for 2000.)

         23.1 Consent of Connie C. Holbrook (contained in and incorporated by reference to Exhibit 5).

         23.2     Consent of Ernst & Young LLP.

         24 Appointment of Power of Attorney (contained in and incorporated herein by reference to pages II-2 - II-4 of Registration Statement).